SUPPLEMENT TO

AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO Funds

650 Newport Center Drive

Newport Beach, California 92660

October 1, 2018

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE:    Investment Advisory Fee Changes for PIMCO Strategic Bond Fund

Dear Sirs:

As provided in the Amended and Restated Investment Advisory Contract between PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”), dated February 23, 2009 (the “Contract”), Exhibit A to the Contract sets forth the series of the Trust for which the Agreement has been approved (collectively, the “Funds”), under the same terms and conditions as set forth in the Contract, and the fee rates for the Funds, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to reflect fee rate changes for PIMCO Strategic Bond Fund and to make other changes to Exhibit A. Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

The Declaration of Trust establishing the Trust, as amended and restated effective November 4, 2014, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

EXHIBIT A

(as of October 1, 2018)

PIMCO Funds

Fund	Investment Advisory Fee
PIMCO All Asset All Authority Fund	0.20%
PIMCO All Asset Fund	0.175%
PIMCO California Intermediate Municipal Bond Fund	0.225%
PIMCO California Municipal Bond Fund	0.21%
PIMCO California Short Duration Municipal Income Fund	0.18%
PIMCO CommoditiesPLUS® Strategy Fund	0.49%
PIMCO CommodityRealReturn Strategy Fund®	0.49%
PIMCO Credit Opportunities Bond Fund	0.60%
PIMCO Diversified Income Fund	0.45%
PIMCO Dynamic Bond Fund	0.55%
PIMCO Emerging Local Bond Fund	0.45%
PIMCO Emerging Markets Bond Fund	0.45%
PIMCO Emerging Markets Corporate Bond Fund	0.50%
PIMCO Emerging Markets Currency and Short-Term Investments Fund	0.45%
PIMCO Emerging Markets Full Spectrum Bond Fund	0.54%
PIMCO Extended Duration Fund	0.25%
PIMCO Global Advantage® Strategy Bond Fund	0.35%
PIMCO Global Bond Opportunities Fund (U.S. Dollar-Hedged)	0.25%
PIMCO Global Bond Opportunities Fund (Unhedged)	0.25%
PIMCO Global Multi-Asset Fund	0.90%
PIMCO GNMA and Government Securities Fund	0.25%
PIMCO Government Money Market Fund	0.12%
PIMCO High Yield Fund	0.25%
PIMCO High Yield Municipal Bond Fund	0.30%
PIMCO High Yield Spectrum Fund	0.30%
PIMCO Income Fund	0.25%
PIMCO Inflation Response Multi-Asset Fund	0.44%
PIMCO International Bond Fund (U.S. Dollar-Hedged)	0.25%
PIMCO International Bond Fund (Unhedged)	0.25%
PIMCO Investment Grade Credit Bond Fund	0.25%
PIMCO Long Duration Total Return Fund	0.25%
PIMCO Long-Term Credit Bond Fund	0.30%

Fund	Investment Advisory Fee
PIMCO Long-Term Real Return Fund	0.30%
PIMCO Long-Term U.S. Government Fund	0.225%
PIMCO Low Duration ESG Fund	0.25%
PIMCO Low Duration Fund	0.25%
PIMCO Low Duration Fund II	0.25%
PIMCO Low Duration Income Fund	0.30%
PIMCO Moderate Duration Fund	0.25%
PIMCO Mortgage Opportunities and Bond Fund	0.35%
PIMCO Mortgage-Backed Securities Fund	0.25%
PIMCO Multi-Strategy Alternative Fund	1.05%
PIMCO Municipal Bond Fund	0.20%
PIMCO National Intermediate Municipal Bond Fund	0.22%
PIMCO New York Municipal Bond Fund	0.225%
PIMCO Preferred and Capital Securities Fund	0.44%
PIMCO RAE Fundamental Advantage PLUS Fund	0.64%
PIMCO RAE PLUS EMG Fund	0.85%
PIMCO RAE PLUS Fund	0.54%
PIMCO RAE PLUS International Fund	0.57%
PIMCO RAE PLUS Small Fund	0.59%
PIMCO RAE Low Volatility PLUS EMG Fund	0.85%
PIMCO RAE Low Volatility PLUS Fund	0.54%
PIMCO RAE Low Volatility PLUS International Fund	0.57%
PIMCO RAE Worldwide Long/Short PLUS Fund	0.94%
PIMCO Real Return Fund	0.25%

PIMCO RealEstateRealReturn Strategy Fund	0.49%
PIMCO REALPATH® 2020 Fund(1)	0.53%
PIMCO REALPATH® 2025 Fund(2)	0.55%
PIMCO REALPATH® 2030 Fund(3)	0.58%
PIMCO REALPATH® 2035 Fund(4)	0.60%
PIMCO REALPATH® 2040 Fund(5)	0.60%
PIMCO REALPATH® 2045 Fund(6)	0.62%
PIMCO REALPATH® 2050 Fund(7)	0.62%
PIMCO REALPATH® 2055 Fund(8)	0.62%

Fund	Investment Advisory Fee
PIMCO REALPATH® Income Fund	0.50%
PIMCO Senior Floating Rate Fund	0.40%
PIMCO Short Asset Investment Fund	0.20%
PIMCO Short Duration Municipal Income Fund	0.18%
PIMCO Short-Term Fund	0.25%
PIMCO StocksPLUS® Absolute Return Fund	0.39%
PIMCO StocksPLUS® Fund	0.25%
PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)	0.45%
PIMCO StocksPLUS® International Fund (Unhedged)	0.39%
PIMCO StocksPLUS® Long Duration Fund	0.35%
PIMCO StocksPLUS® Short Fund	0.39%
PIMCO StocksPLUS® Small Fund	0.44%
PIMCO Strategic Bond Fund	0.25%
PIMCO Total Return ESG Fund	0.25%
PIMCO Total Return Fund	0.25%
PIMCO Total Return Fund II	0.25%
PIMCO Total Return Fund IV	0.25%
PIMCO TRENDS Managed Futures Strategy Fund	1.15%

Private Account Portfolio Series

Portfolio	Investment Advisory Fee
PIMCO ABS and Short-Term Investments Portfolio	0.02%
PIMCO EM Bond and Short-Term Investments Portfolio	0.02%
PIMCO High Yield and Short-Term Investments Portfolio	0.02%
PIMCO International Portfolio	0.02%
PIMCO Investment Grade Credit Bond Portfolio	0.02%
PIMCO Long Duration Credit Bond Portfolio	0.02%
PIMCO Low Duration Portfolio	0.02%
PIMCO Moderate Duration Portfolio	0.02%
PIMCO Mortgage and Short-Term Investments Portfolio	0.02%
PIMCO Municipal Portfolio	0.02%
PIMCO Real Return Portfolio	0.02%
PIMCO Short-Term Floating NAV Portfolio II	0.02%
PIMCO Short-Term Floating NAV Portfolio III(9)	0.00%

PIMCO Short-Term Floating NAV Portfolio IV(9)	0.00%
PIMCO Short-Term Portfolio	0.02%
PIMCO U.S. Government and Short-Term Investments Portfolio	0.02%

(1)	Effective April 1, 2020, the Fund’s investment advisory fee will be reduced to 0.50%.
(2)	Effective April 1, 2020, the Fund’s investment advisory fee will be further reduced to 0.53%. Effective April 1, 2025, the Fund’s investment advisory fee will be further reduced to 0.50%.
(3)

Effective April 1, 2020, the Fund’s investment advisory fee will be further reduced to 0.55%. Effective April 1, 2025, the Fund’s investment advisory fee will be further reduced to 0.53%. Effective April 1, 2030, the Fund’s investment advisory fee will be further reduced to 0.50%.

(4)

Effective April 1, 2020, the Fund’s investment advisory fee will be reduced to 0.58%. Effective April 1, 2025, the Fund’s investment advisory fee will be further reduced to 0.55%. Effective April 1, 2030, the Fund’s investment advisory fee will be further reduced to 0.53%. Effective April 1, 2035, the Fund’s investment advisory fee will be further reduced to 0.50%.

(5)

Effective April 1, 2025, the Fund’s investment advisory fee will be further reduced to 0.58%. Effective April 1, 2030, the Fund’s investment advisory fee will be further reduced to 0.55%. Effective April 1, 2035, the Fund’s investment advisory fee will be further reduced to 0.53%.

(6)

Effective April 1, 2020, the Fund’s investment advisory fee will be reduced to 0.60%. Effective April 1, 2030, the Fund’s investment advisory fee will be further reduced to 0.58%. Effective April 1, 2035, the Fund’s investment advisory fee will be further reduced to 0.55%.

(7)	Effective April 1, 2025, the Fund’s investment advisory fee will be reduced to 0.60%. Effective April 1, 2035, the Fund’s investment advisory fee will be further reduced to 0.58%.
(8)	Effective April 1, 2030, the Fund’s investment advisory fee will be further reduced to 0.60%. Effective April 1, 2040, the Fund’s investment advisory fee will be further reduced to 0.58%.
(9)

PIMCO Short-Term Floating NAV Portfolio III and PIMCO Short-Term Floating NAV Portfolio IV (the “Short-Term Floating NAV Portfolios”) will be offered only to other series of the PIMCO Funds (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PIMCO Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in a PIMCO Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable PIMCO Short-Term Floating NAV Portfolio, and its wholly-owned subsidiary (if any), under the Contract.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

By:
Name:
Title:

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Name:
Title:

PIMCO FUNDS, on behalf of its series PIMCO Funds:

Private Account Portfolio Series - PIMCO Short-Term

Floating NAV Portfolio III and PIMCO Funds: Private

Account Portfolio Series - PIMCO Short-Term Floating

NAV Portfolio IV

By:
Name:
Title: